FORTRESS BIOTECH, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTRESS BIOTECH, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on Tuesday, June 17, 2025 at 10:00 a.m. ET. The Annual Meeting will be virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/fbio2025 when you enter your 16 digit control number included with the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or proxy card.

At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, (iii) approve, on a non-binding advisory basis, the compensation of our named executive officers, (iv) approve, on a non-binding advisory basis, the frequency with which we will hold an advisory vote on the compensation of our named executive officers, (v) approve the Second Amended and Restated Certificate of Incorporation to provide for, among other things, officer exculpation and (vi) transact any other business that may properly come before the 2025 Annual Meeting or any adjournment of the 2025 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2025 proxy statement and annual report to stockholders for the year ended December 31, 2024 on the internet. You may have already received our Internet Notice, which was mailed on or about , 2025. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences via Internet or mobile device or, if you received a printed copy of our proxy materials, by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2024 Annual Report, please contact David Jin, our Chief Financial Officer at (781) 652-4500.

Thank you for your ongoing support of and continued interest in Fortress Biotech, Inc.

Sincerely,

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

April  , 2025

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is hosting a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on Tuesday, June 17, 2025 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/fbio2025 when you enter your 16-digit control number included with the Internet Notice or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/fbio2025. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	The election of seven directors for a term of one year;
2.	The ratification of the Company’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025;
3.	An advisory vote to approve the compensation of our named executive officers;
4.	An advisory vote to approve the frequency with which we will hold an advisory vote on the compensation of our named executive officers;
5.	The approval of the Second Amended and Restated Certificate of Incorporation, to provide for, among other things, officer exculpation; and
6.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 21, 2025 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection 10 days preceding our Annual Meeting, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m. ET, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which will be mailed on or about April  , 2025. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2024 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote virtually if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Sam Berry, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting virtually. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and David Jin to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sam Berry
Sam Berry
General Counsel and Corporate Secretary

April , 2025

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL

Phone: (781) 652-4500

Fax: (781) 459-7788

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April  , 2025, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 21, 2025, in connection with the solicitation of proxies by our Board of Directors for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April , 2025, we will send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you receive this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2024. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on Tuesday, June 17, 2025 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/fbio2025 when you enter your 16-digit control number included with the Internet Notice or proxy card. The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS		1

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1

Q.	When is the Annual Meeting?	1

Q.	Where will the Annual Meeting be held?	1

Q.	What is the purpose of the Annual Meeting?	1

Q.	How many votes do I have?	1

Q.	Who is entitled to vote at our Annual Meeting?	2

Q.	How do I vote?	2

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?	3

Q.	What is a proxy?	3

Q.	How will my shares be voted if I vote by proxy?	3

Q.	Can I change my vote after I return my proxy card?	4

Q.	Is my vote confidential?	4

Q.	How are votes counted?	4

Q.	What is the effect of abstentions or broker non-votes?	4

Q.	What constitutes a quorum at the Annual Meeting?	5

Q.	What vote is required to elect our directors for a one-year term?	5

Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025?	5

Q.	What vote is required to approve, on a non-binding advisory basis, the compensation of our named executive officers?	5

Q.	What vote is required to approve, on a non-binding advisory basis, the frequency with which we will hold an advisory vote on the compensation of our named executive officers?	5

Q.	What vote is required to approve the proposed Second Amended and Restated Certificate of Incorporation to provide for, among other things, officer exculpation?	6

Q.	What percentage of our outstanding common stock do our directors and executive officers own?	6

Q.	How can I find out the results of the voting of the Annual Meeting?	6

Q.	Who was our independent public accountant for the year ending December 31, 2024? Will they be represented at the Annual Meeting?	6

Q.	Who is paying for this proxy solicitation?	6

IVE
PROPOSAL FIVE: APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR, AMONG OTHER THINGS, OFFICER EXCULPATION	37

Annex A	42

QUESTIONS AND ANSWERS

Q.Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (the “SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.When is the Annual Meeting?

A.The Annual Meeting will be held at 10:00 a.m., ET, on Tuesday, June 17, 2025.

Q.Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/fbio2025 when you enter your 16-digit control number included with the Internet Notice or proxy card.

Q.What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing seven directors for a term of one year, (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, (iii) approving, on a non-binding advisory basis, the compensation of our named executive officers, (iv) approving, on a non-binding advisory basis, the frequency with which we will hold an advisory vote on the compensation of our named executive officers, (v) approving our Second Amended and Restated Certificate of Incorporation, to provide for, among other things, officer exculpation and (vi) transacting any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q.How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.Who is entitled to vote at our Annual Meeting?

A.	Only stockholders of record at the close of business on April 21, 2025, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had [*] shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting may be examined at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., ET, each business day, beginning 10 days preceding the Annual Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.
●	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Annual Meeting or vote by proxy. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/fbio2025 and use their 16-digit Control Number provided in the Internet Notice to log in to this website. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/fbio2025. Please note you will only be able to attend and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this proxy statement mean attending the live webcast at the Annual Meeting. Whether or not you plan to participate live during the Annual Meeting, we urge you to vote either by mail (if you requested a printed copy of these proxy materials to be mailed to you), via the internet or by telephone, as described in greater detail below, to ensure your vote is counted.
●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Annual Meeting. To do so, you will need to follow the instructions provided by the bank, brokerage firm or other nominee that holds their shares.

Q.How do I vote?

A.

You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Internet Notice or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, or via Internet or by mobile device as indicated in the proxy card or Internet Notice.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our Internet Notice, proxy card (if you received a paper copy of our proxy materials) or, if applicable, the voting instructions that may be described on the voting instruction card sent to you by your bank, broker or other nominee.

●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “Vote by Phone” instructions on the Internet Notice, proxy card (if you received a paper copy of our proxy materials) or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your bank, broker or other nominee.

●	By Mail — If you requested a printed copy of these proxy materials to be mailed to you, you may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope provided. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2025 and entering your 16-digit control number included with the Internet Notice. If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	Our virtual platform provider will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and David Jin, our Chief Financial Officer, or either of them, as your proxies. In such event, Dr. Rosenwald and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, (iii) “FOR” the approval, on a non-binding advisory basis, the compensation of our named executive officers, (iv) “3 Years” as the frequency with which we will hold an advisory vote, on a non-binding advisory basis, on the compensation of our named executive officers, (v) “FOR” the approval of our Second Amended and Restated Certificate of Incorporation, providing for, among other things, officer exculpation. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.Can I change my vote after I return my proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting in accordance with the following instructions:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary, Sam Berry, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);
●	You may submit a later-dated proxy card or vote again via the Internet or by telephone as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	You may attend the virtual Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2025. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Q.What is the effect of abstentions or broker non-votes?

A.

Abstentions will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will be considered as votes “against” any matter for which the minimum required vote for approval of that matter is (i) the affirmative vote of the majority of all outstanding shares or (ii) the affirmative vote of the majority of the shares present or represented at the meeting. They will not be considered as votes “for” or “against” any matter for which the minimum required vote for approval of that matter is the affirmative vote of a majority of the votes cast. Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (“NYSE”), which governs brokers’ use of discretionary authority, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank, or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is a “broker non-vote.”

Q.What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Fourth Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and shares held by brokers that are voted on any matter will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum. Broker-held shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is not present at the Annual Meeting, then the Chairman shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q.What vote is required to elect our directors for a one-year term?

A.	At any meeting of our stockholders in which there is an uncontested director election, the affirmative vote of a majority of the shares of stock cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by the holders of shares of our common stock present or represented at the Annual Meeting is required for the election of each of the nominees for director. Abstentions and broker non-votes will have no effect on the outcome of the vote. At any meeting of our stockholders in which there is a contested director election, a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election directors is required for the election of each nominee for director. Presently, our Board does not know of any other nominees other than those selected by the Board. Accordingly, we expect that the director election will be uncontested.
Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025?
A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the same effect as a negative vote. Because the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 is a “routine” proposal where brokers have discretionary authority to vote in the absence of instructions, we do not expect any broker non-votes.
Q.	What vote is required to approve, on a non-binding advisory basis, the compensation of our named executive officers?
A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.
Q.	What vote is required to approve, on a non-binding advisory basis, the frequency with which we will hold an advisory vote on the compensation of our named executive officers?

A.

The option of “1 Year,” “2 Years” or “3 Years,” if any, that receives the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting is required to approve, on a non-binding advisory basis, the frequency with which we will hold advisory votes on executive compensation. Because this proposal has multiple options, if none of the options receives the affirmative vote of a majority of the shares present in person or represented by proxy, then we will consider the stockholders to have chosen the option selected by the holders of a plurality of the shares present in person or represented by proxy. Unless marked to the contrary, proxies received will be voted “3 Years” to approve the compensation of our named executive officers. Abstentions will have the same effect as a negative vote against each option. Broker non-votes will have no effect on the outcome of this proposal.

Q.	What vote is required to approve the proposed Second Amended and Restated Certificate of Incorporation to provide for, among other things, officer exculpation?

A.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock is required to approve the Second Amended and Restated Certificate of Incorporation to, among other things, provide for officer exculpation. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Q.What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of April 17, 2025, our directors and executive officers owned, or have the right to acquire, approximately 27.9% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 31 for more details.
Q.	How can I find out the results of the voting of the Annual Meeting?
A.	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.
Q.	Who was our independent public accountant for the year ending December 31, 2024? Will they be represented at the Annual Meeting?
A.	KPMG LLP was our independent public accountant for the year ended December 31, 2024 and we expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Q.	Who is paying for this proxy solicitation?
A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities, and also by our proxy solicitation firm who we have retained for that purpose, to whom we will pay a fee.
Q.	How can I obtain a copy of our annual report on Form 10-K?
A.	We have filed our annual report on Form 10-K for the year ended December 31, 2024, with the SEC. The annual report on Form 10-K is also available on the website referred to in the Internet Notice, in the “Investors” section of our website at www.fortressbiotech.com, and on the website of the SEC at www.sec.gov. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our General Counsel and Corporate Secretary, Sam Berry, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Fourth Amended and Restated Bylaws provide that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven (7) members (including our seven director nominees. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	70	Chairman, President and Chief Executive Officer	October 2009
Jimmie Harvey, Jr., M.D.	73	Director	December 2008
Malcolm Hoenlein	81	Director	February 2014
Dov Klein, CPA	73	Director	July 2015
J. Jay Lobell	62	Director	June 2006
Kevin L. Lorenz, J.D.	60	Director	August 2019
Michael S. Weiss	59	Director and Executive Vice Chairman, Strategic Development	December 2013

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

We have a risk management program overseen by both Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. None of our executive officers or directors is related to any of our other executive officers or directors by blood, marriage, or adoption. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on March 27, 2025. During the review, our Board considered relationships and transactions during 2024 and during the past three fiscal years between each director or any member of his or her immediate family, on the one hand, and the Company and our partner companies and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Dr. Harvey and Messrs. Hoenlein, Klein, Lobell, and Lorenz are independent under the criteria established by Nasdaq and our Board.

Director Nominees

Lindsay A. Rosenwald, M.D. has served as a member of the Company’s Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald also currently serves as a member of the board of directors of Fortress partner companies Checkpoint (Nasdaq: CKPT), Mustang (Nasdaq: MBIO), Journey (Nasdaq: DERM) and Avenue (OTC: ATXI). Additionally, Dr. Rosenwald serves as a member of the board of directors of each of Fortress’ private subsidiaries (and has so served in each case since company inception). From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. Over the past 30 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding, recapitalization and sale of numerous public and private biotechnology and life science companies. He received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey served as President of Alabama Oncology, LLC until 2020. Dr. Harvey has experience in clinical trial execution and management and was a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein has served as a member of the Board of Directors since February 2014. From 1986 to 2021, Mr. Hoenlein served as Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations and since 2021 continues as Vice Chairman Emeritus. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of Nanox Imaging Plc. and Bonus BioGroup. He previously served as a director for DarioHealth Corp, WellSense Technology, Delek Oil, Eco-Fusion North America, Inc., Powermat USA, and Bank Leumi USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein, CPA has served as a member of the Board of Directors since July 2015. From January 2016 through December 31, 2020, Mr. Klein was an audit partner at Marks Paneth LLP, a certified public accounting and consulting firm. Effective January 1, 2021, Mr. Klein is a retired partner of Marks Paneth LLP. Prior to 2016, Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accounting and strategic advisory firm, which he joined in 2001. His practice focused on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein has also consulted on matters in litigation and conducted financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York.

J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company. Mr. Lobell currently serves on the board of directors of several private companies, including Sava Senior Care, where he has served since September 2013, Tender Touch Rehabilitation Services, where he has served since October 2014, and Pardes Biosciences, where he has served since January 2021. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal.

Kevin L. Lorenz, J.D. has served as a member of the Board of Directors since August 2019. Mr. Lorenz has over 25 years of experience guiding and implementing investment strategies across public and private companies. Since 2021, Mr. Lorenz has served as a Director at Adventus Capital Partners. Since 2015, Mr. Lorenz has been Chief Investment Officer, Senior Vice President, Treasury & Private Investments at the Katz Group in the family office of Daryl Katz, which has operations in sports and entertainment, real estate, and public and private investments. Mr. Lorenz works directly with the principal of the Katz Group to oversee the design, implementation, and monitoring of the overall investment strategy for public and private passive investments. Prior to joining the Katz Group, Mr. Lorenz was Director, Ultra High Net Worth (“UHNW”) Private Client Business at Credit Suisse Securities, LLC from 2009 - 2015, where he was selected to expand Credit Suisse’s UHNW private client business into Canada. From 2004 to 2009, Mr. Lorenz was the Director, UHNW Management Group at UBS Financial Services, Inc., where he was a key contributor to the formation and development of the company’s first dedicated UBS UHNW office. Earlier in his career, he held positions of increasing responsibility at Merrill Lynch Pierce Fenner & Smith, Inc. and the Office of the Comptroller of the Currency, an independent bureau within the U.S. Department of the Treasury that charters, regulates and supervises all national banks and thrift institutions. Mr. Lorenz holds a J.D. from George Mason University Antonin Scalia Law School, an M.B.A. from Benedictine University and a B.S. in economics from Illinois State University.

Michael S. Weiss has served as our Executive Vice Chairman, Strategic Development since February 2014. He currently serves as a member of the board of directors of several of our partner companies, including as Chairman of the board of directors of Checkpoint (Nasdaq: CKPT) and Executive Chairman of the board of directors of Mustang (Nasdaq: MBIO). Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc. (Nasdaq: TGTX), a related party, and is currently its Executive Chairman, Chief Executive Officer and President. In 1999, Mr. Weiss founded Access Oncology, which was later acquired by Keryx Biopharmaceuticals (Nasdaq: KERX) in 2004. Following the merger, Mr. Weiss remained as CEO of Keryx. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. Mr. Weiss earned his B.S. in Finance from The University of Albany and his J.D. from Columbia Law School.

During 2024, our Board held ten meetings. During 2024, each incumbent director who served his or her full term and is standing for election attended at least 88% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our then-incumbent directors attended the 2024 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to our General Counsel and Corporate Secretary, Sam Berry, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154. The General Counsel and Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Messrs. Klein (chair) and Lobell, and Dr. Harvey. During 2024, the Audit Committee held four meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com, under the Investors – Governance – Governance Documents section. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography above for a description of his relevant experience.

The report of the Audit Committee can be found on page 15 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting, and separately took action by unanimous written consent one time during 2024. The Compensation Committee currently consists of Messrs. Lobell (chair), Klein and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. In addition to executive compensation, the Compensation Committee also annually reviews and makes recommendations to the Board of Directors with respect to non-executive officer and director compensation. The Compensation Committee also reviews and discusses with management the compensation disclosures in our proxy statement and reviews and approves the say on pay and frequency proposals to be periodically included in our proxy statement. The results of such say-on-pay vote are taken into account by the Compensation Committee, as required by Section 14A of the Exchange Act, in determining executive compensation. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the “Executive Compensation” section beginning on page 17of this proxy statement.

Nominating Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. Lobell (chair), Hoenlein and Klein. The Nominating and Corporate Governance Committee held no meetings during 2024, and separately took action by unanimous written consent one time during 2024. The functions of the Nominating and Corporate Governance Committee include, among other things:

●	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;
●	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
●	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;
●	establishing procedures for the nomination process;
●	establishing and administering periodic assessment procedures relating to the performance of the Board of Directors as a whole and its individual members; and
●	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily than others. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who made the recommendation. Our policy describing our director nomination process is included in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors. We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent appropriate, retain a professional search firm or other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our General Counsel and Corporate Secretary, Sam Berry, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154. Any recommendation must be received not less than 45 calendar days nor more than 75 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) the date or dates such shares were acquired and the investment intent of such acquisition, (iv) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (v) a written statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (vi) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all director candidates by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee does not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the director nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the director nominee has sufficient time to devote to our Board; and the director nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (all of whom are director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com. Any changes to or waivers of the Code of Ethics will be posted at that website.

Insider Trading Policy Prohibiting Hedging and Speculative Trading

We maintain an insider trading policy (“Insider Trading Policy”) that governs the purchase, sale and other dispositions of our securities by the Company, directors, officers and employees. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Additionally, pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since September 28, 2021. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm” on page 34 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence.

All proposed engagements of KPMG, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2024, we were billed approximately $3,785,420 by KPMG in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K for the 2024 fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2024, and other services provided in connection with registration statements. In 2024, included in these fees for KPMG is $2,756,520 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

For the fiscal year ended December 31, 2023, we were billed approximately $3,292,500 by KPMG in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K for the 2023 fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2023, and other services provided in connection with registration statements. In 2023, included in these fees for KPMG is $2,405,500 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

Audit-Related Fees

During the fiscal years ended December 31, 2024 and 2023, we incurred no costs from KPMG for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.

Tax Fees

During the fiscal years ended December 31, 2024 and 2023, we were billed approximately $55,229 and $65,916, respectively, from KPMG for fees for professional services rendered for tax compliance, tax advice, and tax planning services for certain of the Company’s partner companies.

All Other Fees

During the fiscal years ended December 31, 2024 and 2023, we incurred no costs from KPMG for other accounting fees not related directly to the audit for the respective fiscal years. During the fiscal year ended December 31, 2024, certain of the Company’s partner companies and subsidiaries incurred $25,000 from BDO USA, LLP for other accounting fees not directly related to the audit for the respective fiscal year.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, comfort letters, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services;

●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing; and
●	Services that our independent registered public accounting firm may not provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that all of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP for the fiscal year ended December 31, 2024, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

By the Audit Committee of the Board of Directors,

Dov Klein, CPA, Chairman

Jimmie Harvey, Jr., M.D.

J. Jay Lobell

Dated April  , 2025

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Lindsay A. Rosenwald, M.D.	70	Executive Chairman, Chief Executive Officer and President
David Jin	35	Chief Financial Officer and Head of Corporate Development
Michael S. Weiss	59	Executive Vice Chairman, Strategic Development

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 7 of this proxy statement.

David Jin has served as our Chief Financial Officer since August 2022 and as Head of Corporate Development since May 2020. He also serves on the board of directors of Mustang (Nasdaq: MBIO) and as Interim Chief Financial Officer and Chief Operating Officer of Avenue (OTC: ATXI) (both Fortress partner companies). Previously, he was on the investment team in the Private Equity & Real Assets group at Barings, Director of Corporate Development at Sorrento Therapeutics, Vice President of Healthcare Investment Banking at FBR & Co., and was in the management consulting group at IMS Health (now IQVIA). He holds a B.S. in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

EXECUTIVE COMPENSATION

Summary Compensation Table

As determined in accordance with SEC rules, our “named executive officers” for purposes of this proxy statement are the three individuals set forth below. The following table sets forth information concerning compensation paid by the Company and its consolidated subsidiaries to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2024, and December 31, 2023. In cases where a subsidiary of the Company is subject to SEC periodic reporting requirements and a named executive officer of the Company also serves as a director or named executive officer of that subsidiary, compensation paid by the subsidiary to our named executive officers will appear both in the table below and in the SEC disclosures of the subsidiary.

Fortress Biotech, Inc. and Consolidated Subsidiaries

							Non-equity
							Incentive	All
					Stock	Option	Plan	Other
		Salary	Bonus		Awards(1)	Awards(1)	Compensation	Compensation(2)	Total
Name and principal position(s)	Year	($)	($)		($)	($)	($)	($)	($)
Lindsay A. Rosenwald, M.D.
Chairman, President and	2024	$62,665	—		$1,103,032	$64,500	—	$150,000	$1,380,197
Chief Executive Officer	2023	62,665	—		805,920	104,000	—	150,000	1,122,585

David Jin
Chief Financial Officer and	2024	420,000	—		1,899,900	—	—	14,467	2,334,367
Head of Corporate Development	2023	400,000	160,000	(3)	330,400	582,500	—	7,333	1,480,233

Michael S. Weiss
Executive Vice Chairman,	2024	62,665	—		1,047,680	—	—	120,000	1,230,345
Strategic Development	2023	62,665	—		779,994	—	—	120,000	962,659

(1)	Represents the aggregate grant date fair value of equity-based awards granted by the Company and its consolidated subsidiaries, computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”), as described in Note 13. In accordance with the terms of the LTIP (as defined below), on January 1, 2025, Dr. Rosenwald and Mr. Weiss were each awarded 454,163 shares of restricted common stock of the Company (equal to one percent (1%) of the total outstanding shares of the Company as of the grant date) for their performance in 2024. In 2024 Mr. Jin was awarded 1,000,000

Restricted Stock Units of the Company and 65,000 Restricted Stock Units of Avenue for his roles as Interim Chief Operating Officer, Chief Financial Officer and Corporate Secretary of Avenue. Additionally, Dr. Rosenwald received 82,051 restricted shares of Checkpoint common stock, 9,728 restricted shares of Journey common stock, and 30,000 options in respect of Avenue common stock for his role on the board of directors of those companies for the year ended December 31, 2024. Mr. Weiss received 82,051 restricted shares of Checkpoint common stock in his capacity as Chairman of the Board of Checkpoint for the year ended 2024.
(2)	All Other Compensation for 2024 for Dr. Rosenwald comprises $50,000 in cash fees from each of Checkpoint, Mustang, and Journey for his service on the Boards of Directors of those companies for the year ended December 31, 2024. All Other Compensation for 2024 for Mr. Weiss, in each case to an LLC wholly-owned by Mr. Weiss, comprises $60,000 cash fees received for his service as Chairman of the Board of Checkpoint, and $60,000 in cash fees received for his service as Chairman of the Board and Executive Chairman of Mustang. All Other Compensation for 2024 for Mr. Jin comprises Company matching 401(k) contributions of $14,467.
(3)	This amount represents a discretionary bonus awarded by the Compensation Committee to Mr. Jin in January 2025. Although this bonus was not awarded until 2025, it relates to services performed in 2023 and we have therefore restated Mr. Jin’s 2023 compensation to include it. Other than the addition of this bonus amount, no other changes have been made to Mr. Jin’s previously reported 2023 compensation.

Summary of Material Components of Compensation Program

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:

●	reward performance;
●	attract, motivate and retain executives of outstanding ability and potential; and
●	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations.

Base Salaries

Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary from the Company.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. However, for 2024, no annual bonuses were paid to our executive officers.

Amended and Restated Long Term Incentive Plan

The Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company. The LTIP awards are intended to enable each executive to share in the successes and risks of the Company. Eligible participants in the LTIP include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, until and including 2025, the LTIP entitles the Company to grant restricted shares of common stock of the Company to each of the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things: the Company’s in-licensing of new medical technologies of substantial promise; operational and cash management; the Company’s issuance of new debt securities; the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies; the recruitment and retention of personnel; share price performance; trading volume of the Company’s public securities; and the overall positioning of the Company within its relevant market.

Restricted shares granted under the LTIP vest upon (i) the Company achieving a market capitalization following the grant date that is $100,000,000 greater than the Company’s market capitalization on July 16, 2015 and (ii) the participant remaining in service with the Company until (or being involuntarily terminated prior to) July 16, 2025. The award would also vest upon a change in control of the Company before July 16, 2025, provided the eligible participant remains in service with the Company until the date of such transaction. If the restricted shares do not vest as described above, they will be subject to a repurchase option by the Company at a nominal price for 90 days following the earlier of July 16, 2025 or the participant’s voluntary separation from service with the Company.

In addition, pursuant to the LTIP, upon the formation of each new subsidiary of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary.

In 2024, the Company’s stockholders approved an amendment to the LTIP that extends its expiration date from 2025 to 2035. The terms of the amended LTIP are substantially the same as described above, except that for post-2025 awards: (i) the reference to July 16, 2015 in the description of the LTIP above will instead be July 16, 2025, and (ii) references to July 16, 2025 in the description of the LTIP above will instead be July 16, 2035.

Retirement Plans

We maintain a tax-qualified retirement plan (the “401(k)”) plan for eligible employees, including our named executive officers. Eligible employees may make voluntary contributions from their eligible pay and may defer up to 86% of their annual compensation, up to certain limitations imposed by the Internal Revenue Code of 1986, as amended. We match employee contributions in an amount equal to 100% of 4% of the employee’s eligible compensation. All such employee contributions and matching contributions are immediately and fully vested.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as has been amended from time to time (the “2013 Plan”).

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSUs or restricted stock awards generally vest in installments over a period of several years. Several of the Company’s subsidiaries also periodically grant awards of stock options, restricted stock or RSUs to executive officers of the Company in respect of their service as officers or directors of those subsidiaries.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers, in securities of the Company and its subsidiaries, as of December 31, 2024.

	Option Awards							Stock Awards
													Equity
	Number of									Market	Equity		Incentive
	Securities		Number of					Number of		Value of	Incentive		Plan Awards:
	Underlying		Securities					Shares or		Shares or	Plan		Market or
	Unexercised		Underlying		Option/		Option/	Units of		Units of	Awards:		Payout
	Options/		Unexercised		Warrant		Warrant	Stock That		Stock That	Number or		Value of
	Warrant		Options		Exercise		Expiration	Have Not		Have Not	Unearned		Unearned
Name	Exercisable (#)		Unexercisable (#)		Price ($)		Date	Vested (#)		Vested ($)(1)	Shares (#)		Shares ($)(1)
Lindsay A. Rosenwald, M.D.	1,666	(2)	—		$20.55		10/05/2025	104,295	(3)	$333,744	81,286	(4)	$164,604
	444		889	(5)	85.50		6/30/2033	348,838	(6)	706,397	216,465	(7)	438,342
	—		30,000	(8)	2.46		9/23/2034	9,728	(9)	38,036	—		—
	—		—		—		—	239	(10)	2,115	—		—

David Jin	125,000		125,000		1.14	(11)	6/30/2033	10,000	(12)	39,100	—		—
	62,500		187,500		1.29	(13)	10/10/2033	32,500	(14)	65,000	—		—
	—		—		—		—	1,000,000	(15)	2,025,000	—		—
	—		—		—		—	105,000	(16)	212,625	—		—
	—		—		—		—	41,250	(17)	83,531	—		—

Michael S. Weiss	—		—		—		—	104,295	(3)	333,744	81,286	(4)	164,604
	—		—		—		—	348,838	(6)	706,397	216,465	(7)	438,342
	—		—		—		—	239	(10)	2,115	—		—
								87,970	(18)	178,139	—		—
(1)	Based on the closing stock price on the Nasdaq Capital Market on the last trading day of the most recently completed fiscal year, as applicable, Fortress: $2.025, Checkpoint: $3.20, Journey: $3.91, Mustang: $8.85 and Avenue: $2.00.
(2)	Represents vested options in respect of Fortress common stock.

(3)	Represents restricted shares in Checkpoint that vest as follows: 4,761 restricted shares that vest on June 16, 2025; 17,483 restricted shares that vest on June 13, 2026; 32,051 restricted shares that vest on May 14, 2027; and 50,000 shares that vest in three equal installments on the first, second and third anniversaries of the grant date of May 14, 2024.
(4)	Represents restricted shares of the Company that vest if both of the following conditions are met: (a) on or after January 1, 2023 and before July 15, 2025 the Company achieves a market capitalization at least $100,000,000 greater than its market capitalization on July 16, 2015, and (b) the grantee (or a limited liability company or limited partnership owned by the grantee) either remains in service with the Company through July 16, 2025 or experiences an involuntary separation prior to such date.
(5)	Represents options in respect of Avenue common stock, which vest (or vested) in equal installments on January 1 of each of 2024, 2025 and 2026.
(6)	Represents restricted shares of the Company that vest on July 16, 2025.
(7)	Represents restricted shares of the Company that vest if both of the following conditions are met: (a) on or after January 1, 2024 and before July 15, 2025 the Company achieves a market capitalization at least $100,000,000 greater than its market capitalization on July 16, 2015, and (b) the grantee (or a limited liability company or limited partnership owned by the grantee) either remains in service with the Company through July 16, 2025 or experiences an involuntary separation prior to such date.
(8)	Represents options in respect of Avenue common stock, which vest in equal installments on January 1 of each of 2025, 2026 and 2027.
(9)	Represents restricted shares in Journey that vest on July 8, 2025.
(10)	Represents restricted shares in Mustang that vest as follows: 95 restricted shares that vest on June 17, 2025 and 144 restricted shares that vest on July 5, 2026.
(11)	Represents options in respect of Avenue common stock, which vest (or vested) in equal installments on August 1 of each of 2023, 2024, 2025 and 2026.
(12)	Represents restricted stock units in Journey which vest in equal installments on July 21 of each of 2025 and 2026.
(13)	Represents options in respect of Urica common stock, which vest (or vested) in equal installments on October 10 of each of 2023, 2024, 2025 and 2026.
(14)	Represents restricted stock units in Avenue that vest in equal installments on September 23 of each of 2025 and 2026.
(15)	Represents deferred restricted stock units of the Company that vest in 16 equal quarterly installments through the period ending December 31, 2028.
(16)	Represents deferred restricted stock units of the Company that vest in 12 equal quarterly installments through the period ending December 31, 2027.
(17)	Represents deferred restricted stock units of the Company that vest in 22 equal monthly installments through the period ending October 31, 2026.
(18)	Represents restricted shares of the Company that vest on December 19, 2027.

Summary of Employment or Agreements and Arrangements

Executive Employment Agreements

The Company has not entered into employment agreements with any of Dr. Rosenwald, Mr. Weiss, or Mr. Jin.

Clawback Policy

Pursuant to Nasdaq listing requirements, we have adopted a policy providing for the recovery of erroneously awarded incentive-based compensation received by our executive officers or the executive officers of one of our subsidiaries during an applicable recovery period (the “Clawback Policy”). Under the Clawback Policy, in the event that financial results upon which a cash or equity-based incentive award was based becomes the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the Clawback Policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate award reflects the financial results as restated. The Clawback Policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to covered executive officers during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Timing of Equity Awards

While we have no set policy or practice regarding the timing of stock option awards or similar instruments in relation to the disclosure of material nonpublic information, we do not time the release of material information to affect the value of stock options. In general, the timing of stock option awards is dictated by the event or circumstance giving rise to the award and the schedules of the directors responsible for approving the award. In 2024, options were not issued to our named executive officers during the period beginning four business days before and ending one business day after the filing of a Form 10-Q, Form 10-K or Form 8-K that discloses material nonpublic information. If, in the future, a stock option grant is made at a time that material nonpublic information exists, the directors approving the award would be responsible for considering the anticipated effect of that information on our stock price and would take such effect into account when sizing and pricing the award.

EQUITY COMPENSATION PLAN INFORMATION

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

The following table sets forth the indicated information as of December 31, 2024 with respect to our equity compensation plans of the Company:

Number of
	Number of		Securities
	Securities to be		Remaining
	Issued Upon		Available for
	Exercise of	Weighted-	Future Issuance
	Outstanding	Average Exercise	Under Equity
	Options,	Price of	Compensation
	Restricted	Outstanding	Plans (Excluding
	Stock Units,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights (a) (1)	Rights (2)	Column(a)) (3)
Equity compensation plan approved by shareholders	3,718,186	$ $ 1.78	9,003,196
Equity compensation plan not approved by shareholders	—	—	—
Total	3,718,186	$1.78	9,003,196

(1) Includes 558,896 stock options, 176,660 deferred shares of restricted stock, 1,609,964 restricted stock units, and 1,372,666 deferred restricted stock units.

(2) Restricted stock units are not included in calculation of weighted-average exercise price, as they do not have an exercise price.

(3) Includes 8,003,399 shares available in the Fortress Biotech, Inc. 2013 Stock Incentive Plan and 999,797 shares under the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan.

PAY VERSUS PERFORMANCE

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (“TSR”), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2024 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards, if applicable. For purposes of the disclosure below, no pension valuation adjustments were required.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)		Average Compensation Actually Paid to Non-PEO NEOs(3)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Income (Loss) (millions)(4)
2024	$ 1,380,197	$ 807,503	$ 1,782,356		$ 1,316,643		$ 5	($ 121)
2023	1,122,585	(1,904,079)	1,221,446	(5)	(1,829,434)	(6)	8	(154)
2022	1,266,242	(8,744,624)	1,367,202		(9,216,082)	(6)	26	(214)

(1)	Dr. Rosenwald was the Registrant’s PEO for each of the 2024, 2023 and 2022 fiscal years.
(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	Less: Grant Date Value of Equity Awards	Change in Value of Awards Granted During the Current Year	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2024	($ 1,167,532)	$ 1,271,280	$ -	($ 693,817)	$ 17,374	$ -	($ 572,695)

(3)	For the 2024, 2023 and 2022 fiscal years, our Non-PEO NEOs were: David Jin and Michael S. Weiss. The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for Non-PEO NEOs:

Year	Less: Grant Date Value of Equity Awards	Plus: Year-End Fair Value of Current Year Award	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2024	($ 1,473,790)	$ 1,636,122	$ 36,481	($ 639,671)	($ 24,856)	$ -	($ 465,713)

(4)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.
(5)	Includes adjustment to the bonus amount awarded to Mr. Jin for 2023 as reflected in the Summary Compensation Table for 2023, as described in footnote 3 to the Summary Compensation Table.
(6)	These amounts were updated to reflect a correction in the calculation for the Compensation Actually Paid to Non-PEO NEOs for 2022 and 2023.

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of novel therapies, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2022, 2023 and 2024. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our shareholders to maximize long-term value and encourages long-term employment.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Non-employee directors are compensated pursuant to the Company’s Non-Employee Director Compensation Policy and each non-employee director is eligible to receive a board fee of $30,000 annually, payable in quarterly installments. Audit Committee members are eligible to receive an additional committee fee of $7,500 annually, payable in quarterly installments, and the chair of the Audit Committee is eligible to receive an additional Audit Committee chair fee of $55,000 annually, payable in quarterly installments. Compensation Committee, Nominating and Governance Committee, and Strategic Transaction Committee members are each eligible to receive an additional committee fee of $5,000 annually, payable in quarterly installments, and chairs of each of those committees are eligible to receive a committee chair fee of $10,000 annually, payable in quarterly installments.

Non-employee directors may also receive stock options, restricted stock, or a restricted stock unit grant for shares of the Company’s common stock upon appointment and on an annual basis thereafter. Similarly, Strategic Transaction Committee members may also receive an additional equity award upon appointment to that committee and on an annual basis thereafter.

On January 1, 2024, all non-employee directors received $10,000 worth of restricted stock and Strategic Transaction Committee members each received an additional $10,000 worth of restricted stock, with the number of shares determined in each case based on the closing price of our common stock on the last trading day prior to the grant date, and in each case vesting in three equal installments on January 1 of 2025, 2026 and 2027.

Beginning on January 1, 2025, non-employee directors are also eligible to receive, on an annual basis on each January 1, a number of shares of the Company’s common stock equal to $100,000 divided by the closing price of the Company’s common stock on the final trading day of the previous calendar year, with such shares vesting in three (3) equal tranches on each of the first three (3) anniversaries of the grant date.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved the Deferred Compensation Plan for Directors (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee.

Pursuant to the Plan, a Participant can defer all or a portion of such Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s separation from service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares.

Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2024.

	Fees Earned		Stock
	or Paid in		Awards(2)		Total
Name	Cash(1)($)		($)		($)
Jimmie Harvey, Jr., M.D.	$47,500		$20,065	(3)	$67,565
Malcolm Hoenlein	35,000		10,032	(3)	45,032
Dov Klein, CPA	100,000		20,065	(4)	120,065
J. Jay Lobell	67,500		20,065		87,565
Kevin L. Lorenz, J.D.	30,000		10,032		40,032
Lucy Lu, M.D.(5)	30,000		10,032		40,032
Eric K. Rowinsky, M.D	17,500	(6)	20,065	(3)	37,565
(1)	Represents director and committee fees earned in 2024.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2024 in accordance with FASB ASC Topic 718, as described in Note 13 of the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(3)	In 2024, Drs. Harvey, Rowinsky, Lu and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.
(4)	In 2024, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	Dr. Lu resigned from the Board effective April 15, 2025 and accepted an offer to become the Company’s Chief Strategy Officer.
(6)	In 2024, Dr. Rowinsky earned a prorated portion of his director compensation fees through May 23, 2024, as he did not stand for reelection.

At December 31, 2024, the aggregate number of restricted stock, restricted stock units ("RSUs"), and options issued to each non-employee director that remains unvested was as follows: Dr. Harvey, 13,332 restricted stock awards (“RSAs”); Mr. Hoenlein, 6,666 RSAs, Mr. Klein, 13,332 RSAs; Mr. Lobell, 13,332 RSAs; Mr. Lorenz, 6,666 RSAs, and Dr. Lu, 6,666 RSAs.

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that, during the fiscal year ended December 31, 2024, no Section 16(a) filings were untimely.

RELATED-PERSON TRANSACTIONS

Since January 1, 2024, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth below and other than compensation, termination, and change-in-control arrangements, all of which are described under “Executive Compensation” above.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Other Related Parties

The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 21.5% and 17.2% of the Company’s issued and outstanding Common Stock as of December 31, 2024 and 2023, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owned approximately 5.4% and 7.5% of the Company’s issued and outstanding Common Stock as of December 31, 2024 and 2023, respectively.

Avenue September 2023 Private Placement

In September 2023, Avenue entered into an arrangement with Fortress and Dr. Rosenwald, the Company’s Chairman, President and Chief Executive Officer and a director on the board of directors of Avenue, pursuant to which Avenue agreed to issue and sell an aggregate of 767,085 shares of Avenue’s common stock, par value $0.0001 per share, to Fortress and Dr. Rosenwald for an aggregate purchase price of approximately $550,000 in a private placement transaction, in compliance with Nasdaq Listing Rule 5365(c).

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Joshua Rosenwald, son of Dr. Lindsay Rosenwald, our Chairman, President and Chief Executive Officer, was employed with us as a Director of Strategy to work on corporate strategy matters. During the year ended December 31, 2023, Mr. Joshua Rosenwald received total compensation of approximately $160,000 and left the Company in November 2023 to pursue other opportunities.

Shared Services Agreement with TGTX

In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is the Executive Chairman and Interim Chief Executive Officer of TGTX. Under the terms of the agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. In connection with the shared services agreement, the Company invoiced TGTX $0.9 million and $0.4 million, and received payments of $0.9 million and $0.4 million for the years ended December 31, 2024 and 2023, respectively. At December 31, 2024, there was approximately $36,000 due from TGTX related to this arrangement.

Desk Share Agreement with TGTX

The desk share agreement between the Company and TGTX (the “Desk Share Agreement”), as amended, requires TGTX to pay 65% of the average annual rent of the Company’s New York, NY office space. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will affect the cost of the lease actually borne by the Company. Each initial desk share agreement has a term of five years. In connection with the Company’s Desk Share Agreement for the New York, NY office space, for the years ended December 31, 2024 and 2023, the Company paid $2.9 million and $2.8 million in rent, respectively, and invoiced TGTX approximately $1.7 million and $1.8 million respectively, for its prorated share of the rent base for the New York, NY office space. At December 31, 2024, there were no amounts due from TGTX related to this arrangement.

Shared Services Agreement with Journey

In November 2021, Journey and the Company entered into an arrangement to share the cost of certain legal, finance, regulatory, and research and development employees. The Company’s Executive Chairman and Chief Executive Officer is the Executive Chairman of Journey. Under the terms of the arrangement, Journey began reimbursing the Company for the salary and benefit costs associated with these employees based upon actual hours worked on Journey related projects following the completion of their initial public offering in November 2021. In addition, Journey reimburses the Company for various payroll-related costs and selling, general and administrative costs incurred by Fortress for the benefit of Journey. For the years ended December 31, 2024 and 2023, the Company’s employees have provided services to Journey totaling approximately $38,000 and $0.1 million, respectively. At December 31, 2024, approximately $0.6 million is due from Journey, primarily related to reimbursable expenses incurred by Fortress on behalf of Journey.

Founders Agreement and Management Services Agreement

The Company has entered into founders agreements (the “Founders Agreements”) with each of the Fortress partner companies and subsidiaries listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each partner company/subsidiary and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, Fortress will loan each such partner company/subsidiary an amount representing the up-front fee required to acquire assets, as well as certain development costs. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or upon a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company received a number of either Class A Preferred shares or Class A Common Stock.

The Class A Preferred Stock or Class A Common Stock (such stock, the “Founders Stock”) is identical to common stock other than as to voting rights, conversion rights and the Payment-in-Kind (“PIK”) Dividend right (as described below). Each share of Founders Stock is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Founders Stock are convertible and the denominator of which is the number of shares of outstanding Founders Stock. Thus, the Founders Stock will at all times constitute a voting majority. Each share of Founders Stock is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such partner company/subsidiary, subject to certain adjustments.

The holders of Founders Stock, as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) and on each anniversary date of such date until the date all outstanding Founders Stock is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to two and one-half percent (2.5%) of such partner company or subsidiary’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the partner companies and subsidiaries to change the PIK Dividend Interest Payment Date to January 1 of each year - a change that has not and will not result in the issuance of any additional partner company/subsidiary common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Founders Stock of each partner company/subsidiary that has a Founders Agreement with the Company.

As additional consideration under the Founders Agreement, each partner company and subsidiary with which the Company has entered into a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such partner company/subsidiary, payable within five (5) business days of the closing of any equity or debt financing for each partner company/subsidiary or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such partner company or subsidiary’s voting equity, equal to two and one-half (2.5%) of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to four and one-half percent (4.5%) of such partner company or subsidiary’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a Change in Control, each such partner company/subsidiary will pay a one-time change in control fee equal to five (5x) times the product of (A) net sales for the twelve (12) months immediately preceding the change in control and (B) four and one-half percent (4.5%). In the case of Urica, however, the obligation to pay Fortress royalties under the Founders Agreement survives any such Change in Control.

The following table summarizes, by subsidiary, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, exchange agreements (the “Exchange Agreements”) and the partner companies’/subsidiaries’ certificates of incorporation.

		PIK Dividend
		as a % of fully
		diluted
		outstanding	Class of Stock
Partner Company/Subsidiary	Effective Date[1]	capitalization	Issued
Avenue	February 17, 2015	2.5%	Common Stock
Cellvation	October 31, 2016	2.5%	Common Stock
Checkpoint	March 17, 2015	—%[2]	Common Stock
Cyprium	March 13, 2017	2.5%	Common Stock
Helocyte	March 20, 2015	2.5%	Common Stock
Mustang	March 13, 2015	2.5%	Common Stock
Oncogenuity	April 22, 2020 [3]	2.5%	Common Stock
Urica	November 7, 2017 [3]	2.5%	Common Stock

(1)	Represents the effective date of each subsidiary’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.
(2)

Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization. Under the support agreement signed by the Company in connection with Checkpoint’s pending merger with Sun Pharma, the Company also agreed to forgo any further payment, dividend or distribution, or issuance or transfer of securities by Checkpoint on or after the date of the support agreement under the Founders Agreement.

(3)Represents the Trigger Date, the date that the Fortress partner company first acquires, whether by license or otherwise, ownership rights in a product.

Equity Fees and PIK Dividends

The following table summarizes, by subsidiary, the value of the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’/subsidiaries’ certificates of incorporation for the years ended December 31, 2024 and 2023 ($ in thousands):

		Year Ended	Year Ended
	PIK Dividend	December 31,	December 31,
Partner Company	Date	2024	2023
Avenue	January 1	410	444
Cellvation	October 31	10	10
Checkpoint	January 1	8,633	4,370
Cyprium	January 1	291	304
Helocyte	January 1	39	120
Mustang	January 1	940	591
Oncogenuity	May 8	9	9
Urica	November 25	514	502
Fortress		(10,846)	(6,350)
Total		$—	$—

Management Services Agreements

The Company has entered into Management Services Agreements (the “MSAs”) with certain of its partner companies and subsidiaries. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each partner company/subsidiary that has entered into an MSA with Fortress for a period of five years (with such term automatically extending for additional five-year periods unless terminated by Fortress or the applicable partner company/subsidiary at least 90 days prior to any such initial or additional term). Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such company with accountants, attorneys, financial advisors and other professionals. Each such partner company/subsidiary is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such companies are not obligated to take or act upon any advice rendered from Fortress, and Fortress shall not be liable to any such partner company/subsidiary for its actions or inactions based upon Fortress’ advice. Fortress and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such partner company/subsidiary relating to corporate opportunities.

The following table summarizes, by partner company/subsidiary, the effective date of the MSA and the annual consulting fee payable by the partner company/subsidiary to Fortress in quarterly installments ($ in thousands):

		Year Ended December 31,
Partner Company/Subsidiary	Effective Date	2024	2023
Avenue	February 17, 2015	250	500
Cellvation	October 31, 2016	500	500
Checkpoint	March 17, 2015	500	500
Cyprium	March 13, 2017	500	500
Helocyte	March 20, 2015	500	500
Mustang	March 13, 2015	500	500
Oncogenuity	February 10, 2017	500	500
Urica	November 7, 2017	500	500
Fortress		(3,750)	(4,000)
Total		$—	—

(1)	On November 13, 2024, the Company entered into a Subscription and Forgiveness Agreement with Avenue, whereby the Company agreed to convert 50% of a total of $0.5 million owed by Avenue under the MSA into newly issued common stock of Avenue and forgive the remaining 50% of the accrued balance. Therefore, Avenue issued a total of 122,850 shares to the Company based on the closing price of $2.035 on the day prior to the execution of the agreement.

Fees and Stock Grants Received by Fortress

Fees recorded in connection with the Fortress’ agreements with its subsidiaries and partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of partner companies in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 17, 2025, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our Named Executive Officers (“NEOs”); and
●	all current directors and NEOs as a group.

As of April 17, 2025, there were 29,569,553 shares of our common stock outstanding. In order to calculate a specific stockholder’s percentage of beneficial ownership, we include in that stockholder’s calculation those shares underlying options, warrants, or restricted stock units beneficially owned by that stockholder that are vested or that will vest within 60 days of the Record Date. Shares of restricted stock are deemed to be outstanding. Options, warrants, or restricted stock units held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

		Shares Under
		Exercisable
		Options, Warrants
		and Unvested
		Restricted	Total Shares	Percentage
	Shares	Stock	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Units(1)	Owned	Owned
Lindsay A. Rosenwald, M.D.(2)	4,111,417	2,332,840	6,444,257	20.2%
Michael S. Weiss(3)	1,801,138	147,058	1,948,196	6.6%
J. Jay Lobell	165,075	1,666	166,741	*	%
David Jin (4)	10,893	164,375	175,268	*	%
Jimmie Harvey, Jr., M.D.	3,339	61,660	64,999	*	%
Dov Klein, CPA	27,438	47,987	75,425	*	%
Malcolm Hoenlein	42,750	29,997	72,747	*	%
Kevin L. Lorenz, J.D.	73,687	—	73,687	*	%
Lucy Lu, M.D.(5)	5,224	3,333	8,557	*	%
All current executive officers (including NEOs) and directors as a group (9 persons)	6,240,961	2,788,916	9,029,877	27.9%
*	Less than 1%
(1)	Includes options exercisable currently, options vesting within 60 days of April 17, 2025 and restricted stock units vesting within 60 days of April 17, 2025.
(2)	Includes 4,050,495 shares held directly by Dr. Rosenwald, 11,398 shares held by Capretti Grandi LLC, and 49,524 shares held by PAB Merger LLC and 1,567,515 shares underlying warrants that are currently exercisable. Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi LLC and PAB Merger LLC. Does not include 96,919 shares of common stock held by trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control. Includes 2,332,840 shares underlying warrants that are currently exercisable.
(3)	Includes 147,058 shares underlying warrants that are currently exercisable.
(4)	Includes 164,375 deferred restricted stock units.
(5)	Dr. Lu resigned from the Board effective April 15, 2025 and accepted an offer to become the Company’s Chief Strategy Officer.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES

Our Fourth Amended and Restated Bylaws provide that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors for election are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; and directors Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey. For information about each of the nominees and our Board generally, please see “Corporate Governance – Our Board of Directors” beginning on page 7. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the directors serving on our Board.

The Board of Directors unanimously recommends a vote “FOR” the election of all of the nominees for director. If a choice is specified on the proxy by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” all of the nominees. At any meeting of our stockholders in which there is an uncontested director election, the affirmative vote of a majority of the shares of stock cast by the holders of shares of our common stock present or represented at the Annual Meeting is required for the election of each of the nominees for director.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Fourth Amended and Restated Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2025, if its appointment is not ratified by our stockholders.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025. The affirmative vote of the majority of votes present or represented at the meeting is required for the ratification of the appointment of KPMG LLP.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement.

At our annual meeting of stockholders in 2019, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved at that time, on a non-binding advisory basis, that we hold a say-on-pay vote every three (3) years. Accordingly, we include the say-on-pay vote at every third annual meeting of stockholders. A new vote is being held on a proposal relating to the frequency of the “say-on-pay” vote at the Annual Meeting. We are again recommending that our stockholders approve a frequency of “3 Years” for the interval at which we hold such say-on-pay votes. If the three-year interval is approved by our stockholders, the next “say-on-pay” vote will be held at the 2028 Annual Meeting of Stockholders. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

Please see “Executive Compensation” for a full description of our executive compensation philosophy and current levels of executive compensation.

The Board of Directors unanimously recommends a vote “for” the compensation of our named executive officers as disclosed in this proxy statement. The affirmative vote of the majority of shares present or represented by proxy at the meeting is required for approval.

Proposal FOUR: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY

VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to vote, on an advisory or non-binding basis, on the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Stockholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially, or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, once every two years or once every three years. Stockholders may also abstain from voting. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

As an advisory vote, this proposal is not binding on Fortress or the Board of Directors. However, the Board of Directors intends to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding the frequency of advisory votes on compensation of our named executive officers. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders, industry trends and the adoption of material changes to compensation programs. The most recent advisory vote on the frequency of the advisory vote on compensation of our named executive officers was held at our 2019 annual stockholder meeting; at that meeting, upon the recommendation of the Board of Directors, our stockholders approved conducting the advisory vote on a tri-annual basis. The next such vote will be held at our 2031 annual stockholder meeting.

Our executive compensation programs are designed to promote a long-term connection between pay and performance. Therefore, after careful consideration of the frequency alternatives, the Board of Directors believes that conducting advisory votes on executive compensation once every three years continues to be appropriate for Fortress and its stockholders at this time.

As a biotechnology company, the Company has important milestones relating to drug development and approval that may not occur every calendar year. While executive compensation is evaluated annually, the Board of Directors also considers progress over a multi-year timeframe, which is common in small- and mid-capitalization companies in our industry. The Board of Directors believes that a vote every three years provides stockholders the opportunity to evaluate the Company’s compensation program with an appropriately long-term perspective.

The Company understands that its stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

The Board of Directors unanimously recommends a vote for a frequency of “3 Years” for future stockholder advisory votes on the compensation of our named executive officers. The option of “1 Year,” “2 Years” or “3 Years,” if any, that receives the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting is required to approve, on a non-binding advisory basis, the frequency with which we will hold advisory votes on executive compensation.

Proposal FIVE: approval of the Second amended and restated certificate of incorporation to provide for, among other things, officer exculpation

The Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposal to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to reflect Delaware law provisions regarding officer exculpation (the “Officer Exculpation Provisions”) and to effect certain other changes as described below. Set forth in Annex A to this proxy statement is a form of the proposed Second Amended and Restated Certificate of Incorporation that would be adopted should this Proposal Five be approved by stockholders at the Annual Meeting.

Officer Exculpation

Article V of our Amended and Restated Certificate of Incorporation, as amended, currently includes a provision, authorized under the General Corporation Law of the State of Delaware (the “DGCL”), that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. As a result, stockholder plaintiffs employed tactics of bringing certain claims against individual officers when such claims would otherwise be exculpated and dismissed if brought against directors. However, the State of Delaware, which is the Company’s state of incorporation, amended Section 102(b)(7) of the DGCL to enable Delaware corporations to limit the personal liability of certain of their officers in limited circumstances (the “Section 102(b)(7) Amendment”). The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

The Board believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges in an evolving macroeconomic and regulatory environment, without the benefit of hindsight. The Board of Directors believes that exculpation provisions empower both directors and officers to exercise their best judgment in furtherance of stockholder interests. In addition, adopting an exculpation provision that aligns with Delaware law could prevent costly and protracted litigation that distracts our officers from important operational and strategic matters.

The Board also expects that exculpation clauses applicable to officers could become widely used by public corporations, including our peers, and that failing to adopt the Officer Exculpation Provisions could negatively impact our ability to recruit and retain exceptional officer candidates who value the protection from potential exposure to liabilities, costs of defense and other risks of proceedings that would be afforded by protection similar to that afforded by the Officer Exculpation Provisions. Additionally, the Officer Exculpation Provisions will align the protections for our officers with those protections already afforded to our directors.

In light of the Section 102(b)(7) Amendment, we propose to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to add a provision exculpating certain of the Company’s officers from liability, as permitted by Delaware law, similar to the protections currently available for directors of the Company in our current Amended and Restated Certificate of Incorporation, as amended. If this proposal is approved and our current Amended and Restated Certificate of Incorporation, as amended, is amended and restated, the Company’s officers, in addition to the Company’s directors, would be exculpated from monetary liability for fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL. With these changes, we aim to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. For these reasons, our Board of Directors has determined that it is in the best interests of the Company and its stockholders to seek to update the exculpation provision.

Other Modifications

The Board is also recommending the following changes to our Amended and Restated Certificate of Incorporation, as amended, to remove inapplicable or outdated provisions, which changes are included in the draft Second Amended and Restated Certificate of Incorporation set forth in Annex A:

●	Replacing the name and address of the registered agent appearing in Article II.
●	Removing the description of the prior Series A Preferred Stock in Article IV, none of which shares remain outstanding, and instead referencing the Certificate of Designations for the 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, and attaching such certificate, unchanged from its current form, as an exhibit to the proposed Second Amended and Restated Certificate of Incorporation.
●	Removing all references to the reverse stock split that took place on October 9, 2023. These references appear in Article IV.F.

Proposed Changes

If approved, Article V of our current Amended and Restated Certificate of Incorporation, as amended, would be replaced in its entirety to read as follows:

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a Director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

In addition, the Amended and Restated Certificate of Incorporation, as amended, would effect the following revisions to our Restated Certificate of Incorporation:

●	Article II would be replaced in its entirety to read as follows:

The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road Suite 201, Dover, DE 19904, County of Kent, and the name of its registered agent at such address is Cogency Global Inc.

●	Article IV.F would be deleted in its entirety.

If stockholders approve this Proposal Five, the changes described in this Proposal Five will become legally effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to occur shortly following the Annual Meeting. However, even if stockholders approve this Proposal Five, the Board may, in its sole discretion, abandon this action without further stockholder action prior to the effectiveness of the filing of the Second Amended and Restated Certificate of Incorporation and, if abandoned, the changes reflected therein, including regarding officer exculpation, will not become effective. If stockholders do not approve this Proposal Five, our Amended and Restated Certificate of Incorporation, as amended, will not be amended and restated and the modifications, including the Officer Exculpation Provisions, described in this Proposal Five will not take effect.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Second Amended and Restated Certificate of Incorporation to provide for, among other things, officer exculpation. The affirmative vote of the majority of the outstanding shares of our common stock is required for approval.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and 2024 Annual Report, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Fortress Biotech, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, Attn: Sam Berry. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the Internet Notice, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2026 Annual Meeting

Only proper proposals under Rule 14a 8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our General Counsel and Corporate Secretary, Sam Berry, at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, no later than    , 2025. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Fourth Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Fourth Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Fourth Amended and Restated Bylaws to Sam Berry, our General Counsel and Corporate Secretary, at the above address, not less than 45 days nor more than 75 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a 8 (as discussed above) no sooner than April 3, 2026, and no later than May 3, 2026. If a stockholder fails to provide timely notice of a proposal to be presented at our 2026 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 23, 2026.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. Additionally, the Company has retained Alliance Advisors, LLC, a proxy solicitation firm, which may solicit proxies on the Board’s behalf, for a fee of $12,000 for its services plus reimbursement of customary disbursements and expenses.

If you need assistance with the voting of your shares, or would like to vote your shares over the phone, please contact our proxy solicitation firm:

Alliance Advisors, LLC
150 Clove Rd
Little Falls, NJ 07424
(844) 202-5842 (Toll Free in the United States)

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2024, delivered to you together with this proxy statement, is hereby incorporated by reference.

ANNEX A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORTRESS BIOTECH, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Fortress Biotech, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

ONE: The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was June 28, 2006 under the original name Coronado Biosciences, Inc.

TWO: That the Board of Directors of the Corporation duly adopted resolutions in accordance with Section 245 of the DGCL proposing to amend and restate the existing Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation, as amended, of this Corporation is hereby amended and restated to read as follows:

ARTICLE I

The name of this Corporation is Fortress Biotech, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road Suite 201, Dover, DE 19904, County of Kent, and the name of its registered agent at such address is Cogency Global Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A. This Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 215,000,000 shares, 200,000,000 of which shall be Common Stock, par value $0.001 per share, and 15,000,000 of which shall be Preferred Stock, par value $0.001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the General Corporation

Law. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Pursuant to the authority conferred by this Article IV, 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock has been designated, with such series consisting of 5,000,000 authorized shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in that certain Certificate of Designations of Rights and Preferences of 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock filed with the Secretary of State of the State of Delaware on November 7, 2017, as amended by that certain Certificate of Amendment to the Certificate of Designations of Rights and Preferences of the 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock filed with the Secretary of State of the State of Delaware June 18, 2020, which is attached hereto as Exhibit A without amendment or modification and incorporated herein by reference.

D. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote (voting together as a single class on an as-if-converted basis). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE V

To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The number of directors which shall constitute the whole Board shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board or by the stockholders of the Corporation.

ARTICLE IX

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE X

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation, without further action by stockholders of the Corporation.

* * * *

THREE: This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL, and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended.

IN WITNESS WHEREOF, Fortress Biotech, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this [ ] day of [ ], 2025.

FORTRESS BIOTECH, INC.

By:
Name:	Lindsay Rosenwald, M.D.
Title:	Chief Executive Officer

Exhibit A

FORTRESS BIOTECH, INC.

CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

9.375% SERIES A
CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

November 7, 2017

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and Article IV of the Fortress Biotech, Inc. (the “Corporation”) Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”):

WHEREAS, Article IV of the Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, one or more series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;

WHEREAS, it is the desire of the Board to eliminate the shares of Preferred Stock designated as Series B and Series C from the Certificate of Incorporation by retiring all shares of each class and deleting both designations;

WHEREAS, it is the desire of the Board to thereafter establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series; and

WHEREAS, the Board, pursuant to the authority conferred upon it by Article IV of the Certificate of Incorporation and in accordance with Section 151(g) of the DGCL, acting through a unanimous written consent on October 30, 2017, adopted the following resolutions:

RESOLVED, that a new series of Preferred Stock of the Corporation, designated as Series A Perpetual Preferred, be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the Series A Perpetual Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth in such new Certificate of Designation, as filed with the Delaware Secretary of State in accordance with the Certificate of Incorporation, the Bylaws and the DGCL;

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said shares and fixing the number, limited powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation;

FURTHER RESOLVED, that the Board of Directors does hereby approve the adoption of the Certificate of Designation related to the Shares to Company’s Certificate of Incorporation, a copy of which is attached hereto as Exhibit A (the “Certificate”), and does hereby determine that the adoption of the Certificate is in the best interests of the Stockholders;

FURTHER RESOLVED, that each of the Authorized Officers are hereby authorized and directed to take all actions necessary to prepare and file a Certificate of Designation for the Series A Perpetual Preferred Stock with the Secretary of State of the State of Delaware as they, in consultation with legal counsel, deem either necessary or appropriate to proceed with any such sale;

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as the “9.375 Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series A Perpetual Preferred Stock”). The Series A Perpetual Preferred Stock shall be perpetual, subject to the provisions of Sections 4 and 5 hereof, and the authorized number of shares of the Series A Perpetual Preferred Stock shall be 5,000,000 shares. The number of shares of Series A Perpetual Preferred Stock may be increased from time to time pursuant to the provisions of Section 13 hereof and any such additional shares of Series A Perpetual Preferred Stock shall form a single series with the Series A Perpetual Preferred Stock. Each share of Series A Perpetual Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series A Perpetual Preferred Stock.

Section 2. Dividends.

(a)Dividend Rate. Holders of shares of the Series A Perpetual Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of 9.375%, which is equivalent to $2.34375 per annum per share, based on the $25.00 liquidation preference (the “Dividend Rate”) during the Fixed Term (as defined below). The Dividend Rate shall accrue from, and including, the date of original issuance to, but not including, December 15, 2022, or such other date fixed for redemption (the “Fixed Term”). “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b)Dividend Payment Date; Dividend Record Date. Dividends on the Series A Perpetual Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31 (each such payment date, a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. The first dividend on the Series A Perpetual Preferred Stock is scheduled to be paid on December 31, 2017 (in the amount of $0.299479 per share) to the persons who are the holders of record of the Series A Perpetual Preferred Stock at the close of business on the corresponding record date, which will be December 15, 2017. Any dividend payable on the Series A Perpetual Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series A Perpetual Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).

(c)Limiting Documents. No dividends on shares of Series A Perpetual Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the payment thereof would be unlawful under the laws of the State of Delaware or when the terms and provisions of any agreement of the Corporation, including any agreement relating to the Corporation’s indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(d)Dividend Accrual. Notwithstanding the foregoing, dividends on the Series A Perpetual Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock (as defined in Section 7) the Corporation may issue or agreements the Corporation may enter into, including any documents governing the indebtedness of the Corporation, at any time prohibit the current payment of dividends; (ii) the Corporation has earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Perpetual Preferred Stock which may be in arrears, and holders of the Series A Perpetual Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Perpetual Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

(e)Dividends on Junior Stock or Parity Stock. Unless full cumulative dividends on the Series A Perpetual Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Perpetual Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any Junior Stock (as defined in Section 7) or Parity Stock (as defined in Section 7) the Corporation may issue. Nor shall any other dividend be declared or made upon such shares of Junior Stock or Parity Stock.

(f)Pro Rata Dividends. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Perpetual Preferred Stock and the shares of any other series of Preferred Stock that the Corporation may issue ranking on parity as to dividends with the Series A Perpetual Preferred Stock, all dividends declared upon the Series A Perpetual Preferred Stock and any other series of Preferred Stock ranking on parity that the Corporation may issue as to dividends with the Series A Perpetual Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Perpetual Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Perpetual Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Perpetual Preferred Stock which may be in arrears.

(g)Payment of Accrued and Unpaid Dividends. Holders of Series A Perpetual Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Perpetual Preferred Stock as described in this Section 2. Any dividend payment made on the Series A Perpetual Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 3. Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of Junior Stock, the holders of Series A Perpetual Preferred Stock shall be entitled to receive out of the Corporation’s assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Perpetual Preferred Stock will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Perpetual Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders of the Series A Perpetual Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of the Corporation with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 4. Redemption.

(a)Optional Redemption. On and after December 15, 2022, the Corporation may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Perpetual Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series A Perpetual Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Perpetual Preferred Stock as described in this paragraph, the Corporation may use any available cash to pay the redemption price.

(b)Special Optional Redemption. Upon the occurrence of a Change of Control, provided no Limiting Document may prohibit it, the Corporation may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Perpetual Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series A Perpetual Preferred Stock (whether pursuant to its optional redemption right described in Section 4(a) above or this special optional redemption right), the holders of shares of Series A Perpetual Preferred Stock will not have the Change of Control Conversion Right (as defined and described in Section 5(a)) with respect to the shares of Series A Perpetual Preferred Stock called for redemption. If the Corporation elects to redeem any shares of the Series A Perpetual Preferred Stock as described in this paragraph, the Corporation may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Perpetual Preferred Stock, the following have occurred and are continuing:

(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Corporation’s stock entitling that person to exercise more than 50% of the total voting power of all the Corporation’s stock entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)following the closing of any transaction referred to above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (the “NYSE American”) or Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq Stock Market.

“Change of Control Conversion Date” means the date the shares of Series A Perpetual Preferred Stock are to be converted, which will be a Business Day that is no fewer than twenty (20) days nor more than thirty-five (35) days after the date on which the Corporation provides the notice described in Section 5(f) below to the holders of shares of Series A Perpetual Preferred Stock.

(c)Redemption Procedures.

(i)Notice of redemption will be mailed upon not less than thirty (30) days nor more than sixty (60) days before the redemption date to each holder of record of Series A Perpetual Preferred Stock at the address shown on the share transfer books of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Perpetual Preferred Stock to be redeemed; (iii) the redemption price of $25.00 per share of Series A Perpetual Preferred Stock, plus any accrued and unpaid dividends to and including the date of redemption; (iv) the place or places where any certificates issued for Series A Perpetual Preferred Stock other than through The Depository Trust Company (“DTC”) book entry described below, are to be surrendered for payment of the redemption price; (v) that dividends on the Series A Perpetual Preferred Stock will cease to accrue on such redemption date; (vi) whether such redemption is being made pursuant to the provisions described above under Section 4(a) or Section 4(b); (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control and (viii) any other information required by law or by the applicable rules of any exchange upon which the Series A Perpetual Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A Perpetual Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A Perpetual Preferred Stock to be redeemed from each such holder.

(ii)At the Corporation’s election, on or prior to the redemption date, the Corporation may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series A Perpetual Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of shares of Series A Perpetual Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price, and (iii) require such holders to surrender any certificates issued for shares of Series A Perpetual Preferred Stock other than through the DTC book entry described below at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to the Corporation. Any monies so deposited that remain unclaimed by the holders of shares of Series A Perpetual Preferred Stock at the end of six months after the redemption date will be returned to the Corporation by such bank or trust company. If the Corporation makes such a deposit, shares of Series A Perpetual Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

(iii)On or after the date fixed for redemption, each holder of shares of Series A Perpetual Preferred Stock that holds a certificate other than through the DTC book entry described below must present and surrender each certificate representing his or her Series A Perpetual Preferred Stock to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Perpetual Preferred Stock as the owner thereof, each surrendered certificate will be canceled and the shares will be retired and restored to the status of undesignated, authorized shares of Preferred Stock.

(iv)If the Corporation redeems any shares of Series A Perpetual Preferred Stock and if the redemption date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

Section 5. Limited Conversion Rights Upon a Change of Control.

(a)Change of Control Conversion Right. Upon the occurrence of a Change of Control, each holder of shares of Series A Perpetual Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of its election to redeem the Series A Perpetual Preferred Stock as described in Section 4 above, in which case such holder will only have the right with respect to the shares of Series A Perpetual Preferred Stock not called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Perpetual Preferred Stock subject to such default in payment) to convert some or all of the shares of Series A Perpetual Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Perpetual Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

(i)the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Perpetual Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Perpetual Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

(ii)13.05483 shares of Common Stock (the “Share Cap”), subject to certain adjustments described below.

“Common Stock Price” means (i) if the consideration to be received in the Change of Control by the holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of shares of Common Stock is other than solely cash (x) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Corporation’s Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Corporation’s Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

(b)Conversion Consideration. In the case of a Change of Control pursuant to which the Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Perpetual Preferred Stock will receive upon conversion of such shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Corporation’s Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of the Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of such Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(c)Fractional Shares. The Corporation will not issue fractional shares of Common Stock upon the conversion of shares of Series A Perpetual Preferred Stock. Instead, the Corporation will pay the cash value of such fractional shares.

(d)Effect of Redemption Notice on Conversion. If the Corporation provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control as described in Section 4(b) above, or its optional redemption right as described in Section 4(a) above, holders of shares of Series A Perpetual Preferred Stock will not have any right to convert such shares of Series A Perpetual Preferred Stock that the Corporation has so elected to redeem or subsequently selected for redemption, and any such shares of Series A Perpetual Preferred Stock that have been surrendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If the Corporation elects to redeem shares of Series A Perpetual Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Perpetual Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share of Series A Perpetual Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

(e)Limitations. Notwithstanding the foregoing, the holders of shares of Series A Perpetual Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American or the Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq, and the Series A Perpetual Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.

(f)Change of Control Notice. Upon not less than thirty (30) days nor more than sixty (60) days following the occurrence of a Change of Control, the Corporation will provide to holders of shares of Series A Perpetual Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

(i)the events constituting the Change of Control;

(ii)the date of the Change of Control;

(iii)the last date on which the holders of shares of Series A Perpetual Preferred Stock may exercise their Change of Control Conversion Right;

(iv)the method and period for calculating the Common Stock Price;

(v)the Change of Control Conversion Date;

(vi)that if, prior to the Change of Control Conversion Date, the Corporation has provided or provide irrevocable notice of its election to redeem all or any shares of the Series A Perpetual Preferred Stock, holders will not be able to convert their shares of Series A Perpetual Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends);

(vii)if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Perpetual Preferred Stock;

(viii)the name and address of the paying agent and the conversion agent;

(ix)the procedures that the holders of shares of Series A Perpetual Preferred Stock must follow to exercise the Change of Control Conversion Right; and

(x)the last date on which holders of shares of Series A Perpetual Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

The Corporation will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides the notice described above to the holders of shares of Series A Perpetual Preferred Stock.

(g)Exercise of Change of Control Conversion Right. To exercise the Change of Control Conversion Right, the holders of shares of Series A Perpetual Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Perpetual Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to V Stock Transfer, LLC, or such other transfer agent as the Corporation may designate from time to time (such transfer agent, the “Transfer Agent”), or, in the case of shares of Series A Perpetual Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

(i)the relevant Change of Control Conversion Date;

(ii)the number of shares of Series A Perpetual Preferred Stock to be converted; and

(iii)that such shares of Series A Perpetual Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Perpetual Preferred Stock.

Notwithstanding the foregoing, if the shares of Series A Perpetual Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Holders of shares of Series A Perpetual Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

(i)the number of withdrawn shares of Series A Perpetual Preferred Stock;

(ii)if certificated Series A Perpetual Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Perpetual Preferred Stock; and

(iii)the number of shares of Series A Perpetual Preferred Stock, if any, which remain subject to the conversion notice.

(h)Conversion. Shares of Series A Perpetual Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided or provide notice of its election to redeem such shares of Series A Perpetual Preferred Stock.

Section 6. Status of Acquired Shares. All shares of Series A Perpetual Preferred Stock redeemed by the Corporation in accordance with Section 4 or Section 5 hereof, or otherwise acquired by the Corporation, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

Section 7. Ranking. The Series A Perpetual Preferred Stock will rank: (i) senior to all of the Corporation’s Common Stock and any other equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Junior Stock”); (ii) equal to any shares of equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Parity Stock”); (iii) junior to all other equity securities the Corporation issues, the terms of which specifically provide that such equity securities rank senior to the Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Perpetual Preferred Stock) (“Senior Stock”); and (iv) junior to all of the Corporation’s existing and future indebtedness.

Section 8. Voting Rights. The Series A Perpetual Preferred Stock shall have no voting rights, except as set forth in this Section 8 or as otherwise required by law.

(a)Unless the Corporation has received the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Perpetual Preferred Stock (voting together as a single class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable), either at a meeting of stockholders or by written consent, the Corporation will not:

(i)authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the Corporation’s authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii)amend, alter, repeal or replace our Certificate of Incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.

For purposes of the foregoing voting requirements, the increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, outstanding at the time (voting together as a class) shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series A Perpetual Preferred Stock.

(b)The above voting provisions will not apply with respect to shares of Series A Perpetual Preferred Stock if, at or before the time when the act with respect to which the vote would otherwise be required is effected, such outstanding shares of Series A Perpetual Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions in Section 4(a) or Section 4(b) above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series A Perpetual Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.

(c)When the Series A Perpetual Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Perpetual Preferred Stock may vote as a single class with any other series of Preferred Stock (as may be required by law), each share of Series A Perpetual Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference. However, the Corporation may create additional series or classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock (including the Series A Perpetual Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of the Series A Perpetual Preferred Stock.

(d)The holders of Series A Perpetual Preferred Stock are not entitled to vote separately as a class or series on an amendment to this Certificate or the Certificate of Incorporation, except as would be unlawful under the laws of the State of Delaware.

Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Perpetual Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all holders of Series A Perpetual Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Perpetual Preferred Stock. The Corporation shall mail the reports to the holders of Series A Perpetual Preferred Stock within 30 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 10. Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any shares of Series A Perpetual Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series A Perpetual Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 12. Preemptive Rights. No holders of Series A Perpetual Preferred Stock will, as holders of Series A Perpetual Preferred Stock, have any preemptive rights to purchase or subscribe for the Corporation’s Common Stock or any of its other securities.

Section 13. Amendment of Resolution. The Board reserves the right from time to time to increase (but not in excess of the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of Series A Perpetual Preferred Stock then outstanding) the number of shares that constitute the Series A Perpetual Preferred Stock by further resolution adopted by the Board or a duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as the case may be, has been so authorized and in other respects to amend this Certificate within the limitations provided by law, this resolution and the Certificate of Incorporation.

Section 14. Book Entry.

(a)Global Certificates. The Series A Perpetual Preferred Stock shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC, or with DTC’s nominee, Cede & Co., or such other depositary of the Corporation’s choosing that is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act (the “Depositary”) (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of shares of Series A Perpetual Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series A Perpetual Preferred Stock with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

(b)Direct Registration System. The Series A Perpetual Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Perpetual Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

[Signature Page Follows]

IN WITNESS WHEREOF, Fortress Biotech, Inc. has caused this Certificate of Designations to be signed by the undersigned as of the date first written above.

FORTRESS BIOTECH, INC.

By: /s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.

Chairman, President and Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

OF THE

9.375% Series A Cumulative Redeemable Perpetual Preferred Stock

OF

FORTRESS BIOTECH, INC.

Fortress Biotech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Corporation’s original Certificate of Incorporation was filed on June 28, 2006.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendment of the Certificate of Designations of Rights and Preferences of the Corporation’s 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock under the Amended and Restated Certificate of Incorporation of the Corporation (the “Perpetual Preferred Stock Certificate of Designations”), as follows:

Section 2(b) of the Perpetual Preferred Stock Certificate of Designations shall be replaced and amended in its entirety to read as follows:

“(b) Dividend Payment Date; Dividend Record Date. Dividends on the Series A Perpetual Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable monthly on the last day of each calendar month (each such payment date, a “Dividend Payment Date,” and each such monthly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. The first dividend on the Series A Perpetual Preferred Stock is scheduled to be paid on December 31, 2017 (in the amount of  $0.299479 per share) to the persons who are the holders of record of the Series A Perpetual Preferred Stock at the close of business on the corresponding record date, which will be December 15, 2017. Any dividend payable on the Series A Perpetual Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series A Perpetual Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each calendar month, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).”

THIRD: That the stockholders of the Corporation approved and adopted such amendments by a majority vote of the votes entitled to be cast in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

FOURTH: That such amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Executive Chairman, President and Chief Executive Officer this 18th day of June, 2020.

FORTRESS BIOTECH, INC.

By: /s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.

Executive Chairman, President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72764-P26237 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! FORTRESS BIOTECH, INC. Nominees: 2. Ratification of the appointment of KPMG LLP as Fortress Biotech, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. The approval, on an advisory basis, of the frequency of our non-binding advisory votes approving the compensation of the named executive officers of the Company. 5. The approval of the Second Amended and Restated Certificate of Incorporation of the Company to provide for, among other things, officer exculpation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. The approval, on an advisory basis, of the compensation of the Company's named executive officers. 1. Election of Directors The Board of Directors recommends you vote FOR each of the following nominees in Proposal 1 (Election of Directors): The Board of Directors recommends you vote FOR Proposal 2: The Board of Directors recommends you vote FOR Proposal 3: The Board of Directors recommends you vote 3 YEARS on proposal 4: The Board of Directors recommends you vote FOR Proposal 5: For Against Abstain For Against Abstain 1a. Lindsay A. Rosenwald, M.D. 1b. Michael S. Weiss 1c. Jimmie Harvey, Jr., M.D. 1d. Malcolm Hoenlein 1e. Dov Klein, CPA 1f. J. Jay Lobell 1g. Kevin L. Lorenz, J.D. ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw FORTRESS BIOTECH, INC. ATTN: DAVID JIN 1111 KANE CONCOURSE SUITE 301 BAY HARBOR ISLANDS, FL 33154 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FBIO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72765-P26237 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders and Proxy Statement, and 2024 Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com. FORTRESS BIOTECH, INC. Proxy for Annual Meeting of Stockholders June 17, 2025 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or about April 29, 2025. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D. and David Jin, or either of them, with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 17, 2025, via webcast only at www.virtualshareholdermeeting.com/FBIO2025, and any adjournment or postponement thereof. The undersigned hereby also authorizes the proxy, in his or her discretion, to vote (a) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (b) on any matter that the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before the proxy solicitation was made, and (c) on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and, accordingly, will be voted FOR each of the Board of Directors’ nominees for director specified in proposal 1, FOR proposals 2, 3 and 5, and 3 YEARS on Proposal 4. Continued and to be signed on reverse side